EXHIBIT 99.1

March 12, 2014 09:30 ET

Sunvault Energy Signs Collaborative Agreement With Massachusetts Institute of Technology

BELLINGHAM, WASHINGTON--(Marketwired - March 12, 2014) - SUNVAULT ENERGY INC. (OTCQB:SVLT) ("Sunvault") ("the Company") is pleased to announce that at a recent meeting and decision by its board of directors, the Company has signed a collaborative agreement to support Sunvault Energy's overall growth initiatives with the Massachusetts Institute of Technology (MIT).

The collaboration agreement calls for continued support and development of the Sunvault 3D PV (Photovoltaics) appliance. If successful, the new version under development will allow more flexible optimization and faster simulation times. The identification of meaningful and relevant boundary conditions for weight, size, cost, structure of the Sunvault 3D PV Blade will assist the company in defining a set direction for the Company technology. Two demo units will be created for demonstration purposes, with one specifically for Sunvault Energy demonstration purposes.

"We believe that working with MIT under this collaborative agreement will expedite Sunvault technology into real world applications," stated Gary Monaghan, Sunvault President & CEO. "We at Sunvault are of the opinion that the ability to harness solar energy over a 3D Appliance will move Solar Technology to a place where it could potentially have incredible impact within the solar power generation industry," Monaghan continued.

The Sunvault 3D PV (Photovoltaics) appliance's significance is the ability to reduce the required footprint and cost associated to traditional solar energy generation, collection and storage. Sunvault management believes the technology has the potential to revolutionize how solar energy is generated, stored and utilized.

The working time frame for this development collaborative agreement and the related expected accomplishments of the scope of work is estimated within the collaborative agreement to be 3-4 months, which compliment the company's initiatives moving forward.

About Sunvault Energy Inc.:

Sunvault Energy Inc. is committed to bringing cost effective generation and energy storage to the solar industry through a seamless, novel and simultaneous integration of energy generation and storage at the molecular level. This technical approach is a first and has the potential to enable the lowest overall system cost at maximum efficiency.

Notice Regarding Forward-Looking Statements:

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that working with MIT will expedite Sunvault technology into real world applications, the ability to reduce the required footprint and cost associated to traditional solar energy generation, collection and storage, or that the technology has the potential to revolutionize how solar energy is generated, stored and utilized.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, our ability to achieve the expected benefits from the development agreement. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT INFORMATION

●	Sunvault Energy, Inc. Gary Monaghan 1-778-478-9530 question@sunvaultenergy.com www.sunvaultenergy.com